Exhibit 99.1

Company Contact:

Dan Johnston

Chief Financial Officer

314-678-6007

Investor Contact:

EVC Group, Inc.

Doug Sherk & Jenifer Kirtland

415-896-6820

Media Contact:

EVC Group, Inc.

Steve DiMattia

646-201-5445

Stereotaxis Announces Strong Increase in New Capital Orders

In Second Quarter 2010

Capital Orders Double from Second Quarter 2009; 42% Sequential Growth

North America Rebounds to Represent 50% of Total Orders

St. Louis, MO, July 13, 2010—Stereotaxis, Inc. (NASDAQ: STXS) announced today that its new capital order momentum continued to build in the second quarter of 2010.  The Company generated new capital orders of $10.2 million, more than doubling new capital orders from the 2009 second quarter and representing a 42% sequential increase over orders in the first quarter of 2010.  New orders from North America totaled $5.1 million of the total orders in the quarter.

“Our new capital order momentum in the quarter validates our view that driving clinical adoption builds both procedure revenue and market interest,” said Michael P. Kaminski, President and Chief Executive Officer of Stereotaxis.  “The largest increase was in North America where we have focused on clinical adoption.  As a result, procedures in the U.S. are steadily increasing, resulting in higher utilization and stronger reference sites.  In addition, we continue to generate a strong and balanced performance from Europe and the rest of the world.”

About Stereotaxis

Stereotaxis designs, manufactures and markets an advanced cardiology instrument control system for use in a hospital's interventional surgical suite to enhance the treatment of coronary artery disease and arrhythmias. The Stereotaxis System is designed to enable physicians to complete more complex interventional procedures by providing image guided delivery of catheters and guidewires through the blood vessels and chambers of the heart to treatment sites. This is achieved using computer-controlled, externally applied magnetic fields that govern the motion of the working tip of the catheter or guidewire, resulting in improved navigation, shorter procedure time and reduced x-ray exposure. Stereotaxis' Odyssey™ solutions integrate and manage information from disparate information sources, eliminating the challenge of interacting simultaneously with many separate diagnostic systems, driving optimized workflow and improved productivity.  The core components of the Stereotaxis system have received regulatory clearance in the U.S., Europe and Canada.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance for the Company’s products in the marketplace, the effect of global credit and economic conditions on the ability and willingness of customers to purchase our systems, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, timing of regulatory approval and return of the irrigated catheter to the market, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.  There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments in any particular period or at all because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company’s control.  In addition, these orders and commitments may be revised, modified or canceled, either by their express terms, as a result of negotiations, or by project changes or delays.